Exhibit 10.1

AXIS SPECIALTY LIMITED

Overbay, 106 Pitts Bay Road

Pembroke, HM 08

March 13, 2006

PERSONAL AND CONFIDENTIAL

D. Andrew Cook

14 Pampas Lane

Smith’s FL05

Bermuda

Dear Andrew:

This will confirm the agreement (the “Agreement”), dated as of the date first set forth above (the “Execution Date”), that has been reached with you in connection with the termination of your employment with AXIS Specialty Limited (the “Company”).

1.                                       Termination of Employment. We have agreed that your employment with the Company as Chief Financial Officer shall terminate effective April 1, 2006 (the “Termination Date”). You hereby confirm that effective April 1, 2006, you shall no longer hold any officer or director positions with the Company or any of its parents, subsidiaries or affiliates, or any other offices or positions that you hold in connection with your employment with the Company, and you agree to execute such documents and take such actions as may be necessary or desirable to effectuate the foregoing. During the period from the Execution Date to the Termination Date, the Employment Agreement between you and the Company dated January 1, 2004 (the “Employment Agreement”) shall continue in full force and effect. Without limiting the generality of the foregoing, the Employment Agreement shall govern any termination of your employment which occurs prior to the Termination Date. Upon the Termination Date, the Employment Agreement shall terminate other than with respect to provisions identified in Section 4(a) below. A copy of the Employment Agreement is annexed hereto as Exhibit A.

2.                                       Separation Payments and Benefits. In consideration for your execution of and compliance with the terms and conditions in this Agreement including, but not limited to, your consent to the Release set forth in paragraph 3 below:

(a)                                              The Company agrees to pay you the equivalent of twelve (12) months of your current annual base salary of $472,500 to be payable in a lump sum on the Termination Date.

(b)                                             With respect to your outstanding equity awards set forth on Exhibit B, such awards shall vest on the Termination Date and you shall be entitled to exercise any options within 90 days following the Termination Date after which such time any unexercised options shall terminate.

(c)                                              The Company agrees to pay you an amount equal to any and all reasonable and necessary unreimbursed business expenses incurred by you on behalf of the Company prior to the Termination Date.

(d)                                             The Company agrees to provide you with twelve (12) months of group health insurance coverage (i.e., medical and dental coverage) at the Company’s expense, under a Bermuda health and welfare plan substantially similar to the plan offered to employees of the Company based in Bermuda and as such plans may be amended from time to time.

(e)                                              In lieu of repatriation benefits as stated in paragraph 3(f) of your Employment Agreement, the Company will pay you an additional $25,000.00 in a lump sum on the Termination Date.

(f)                                                The payments, benefits and awards contemplated by paragraphs 2(a), 2(b), 2(d), 2(e) above shall be made provided that this Agreement becomes effective (as provided for in paragraph 9 below). Notwithstanding the foregoing, the Company shall have no obligation to provide you with the payments, benefits or awards contemplated by paragraphs 2(a), 2(b), 2(d), and 2(e) above in the event your employment is terminated by the Company for Cause as determined by the Board of Directors of AXIS Capital Holdings Limited (“Parent”) pursuant to paragraph 3(a)(iii) of the Employment Agreement prior to the Termination Date.

(g)                                             You acknowledge that the payments, benefits and awards referred to in this Agreement are in lieu of and in full satisfaction of any amounts that might otherwise be payable or due to you under any contract, plan, policy or practice, past or present, of the Company or any of the other Company Releasees (as defined below), including, without limitation, the Employment Agreement, the AXIS Capital Holdings 2003 Long-Term Equity Compensation Plan, and the AXIS Capital Holdings Limited 2004 Annual Incentive Plan. Notwithstanding the foregoing, nothing in this Agreement shall impair or preclude your entitlement to any vested benefits you may have as of the Termination Date under the Bermuda Retirement Plan.

(h)                                             Notwithstanding anything herein to the contrary, your rights to any payment or benefits pursuant to the Consulting Agreement dated the date hereof between you and the Company (the “Consulting Agreement”) shall be governed by the terms of the Consulting Agreement.

3.                                       Release.

(a)                                              In consideration of the Company’s obligations set forth in this Agreement, including but not limited to the payments and benefits described in paragraph 2 above, you voluntarily, knowingly and willingly on behalf of yourself, your heirs, executors, administrators, successors and assigns, hereby irrevocably and unconditionally release the Company, its parents, their subsidiaries, divisions and affiliates, together with their respective owners, assigns, agents, directors, partners, officers, employees, consultants, shareholders, attorneys and representatives, and any of their predecessors and successors and each of their estates, heirs and assigns (collectively, the “Company Releasees”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, causes of action, rights, costs, losses, debts and expenses of any nature whatsoever, known or unknown, which you or your heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, will or may have (either directly, indirectly, derivatively or in any other representative capacity) against the Company or any of the other Company Releasees by reason of any matter, cause or thing whatsoever arising on or before the date this Agreement is executed by you (the “Release”). This Release includes, without limitation, any rights or claims relating in any way to your employment relationship with the Company or any of the Company Releasees, or the termination thereof, arising under Bermuda law, including, the Bermuda Employment Act 2000, and under the Human Rights Act of 1981, the Commission for Unity and Racial Equality Act 1994, as each Act may be amended, the U.S. Civil Rights Act of 1964 (“Title VII”) as amended, the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act, or under any law of Bermuda or the U.S., or any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company or any of the Company Releasees and you, including, without limitation, the Employment Agreement.

(b)                                             By signing this Agreement, you represent that you have not commenced or joined in any claim, charge, action or proceeding whatsoever against the Company or any of the Company Releasees arising out of or relating to any of the matters set forth in this paragraph 3. You further represent that you will not be entitled to any personal recovery in any action or proceeding of any nature whatsoever against the Company or any of the other Company Releasees that may be commenced on your behalf arising out of any of the matters released hereby.

(c)                                              You agree and acknowledge that the Company and the other Company Releasees have fully satisfied any and all obligations owed to you arising out of your employment with the Company (or the termination thereof), and no further sums are owed to you by the Company or any of the other Company Releasees, except as expressly provided in this Agreement.

(d)                                      In consideration of your obligations set forth in this Agreement, including but not limited to the release described in paragraph 3(a) above, the Company voluntarily, knowingly and willingly on its behalf and on behalf of its parents, their subsidiaries, divisions and affiliates, together with their respective owners, assigns, agents, directors, partners, officers, employees, consultants, shareholders, attorneys and representatives, and any of their predecessors and successors and each of their estates, heirs and assigns, hereby irrevocably and unconditionally release you and your heirs, executors, administrators, successors and assigns (collectively, the “Executive Releasees”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, causes of action, rights, costs, losses, debts and expenses of any nature whatsoever, known or unknown, which the Company or any of the Company Releasees ever had, now have or hereafter can, will or may have (either directly, indirectly, derivatively or in any other representative capacity) against you or any of the other Executive Releasees by reason of any matter, cause or thing whatsoever arising on or before the date this Agreement is executed by the Company (the “Company Release”). This Company Release includes, without limitation, any rights or claims relating in any way to your employment relationship with the Company or any of the Company Releasees, or the termination thereof, arising under any law of Bermuda or the U.S., or any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company or any of the Company Releasees and you, including, without limitation, the Employment Agreement.

4.                                       Covenants.

(a)          You reaffirm, and agree to comply with, all of your obligations set forth in paragraph 4 (Assignment of Intellectual Property Rights), paragraph 5 (Non-Disclosure) and paragraph 6 (Non-Solicitation) of the Employment Agreement (as defined above), and agree that such obligations shall remain in full force and effect as stated in the Employment Agreement unless amended by the aforementioned Consulting Agreement.

(b)         Notwithstanding anything herein to the contrary, in the event that you violate any of your continuing obligations referenced in paragraph 4(a) above or any of the provisions set forth in section 7 herein: (i) the Company shall have no obligation to enter into or make any payments under the Consulting Agreement; (ii) the Company shall have no obligation to make or to continue to make, the payments set forth in paragraphs 2(a), 2(b), and 2(e) above; and (iii) all outstanding and unvested equity awards held by you as of the date of any such violation shall be forfeited.

(c)          On the Termination Date, the Company will notify the Bermuda Department of Immigration that the Company has no objection to you seeking employment in Bermuda and the Company shall provide a copy of such notice to you. The notice shall be in the form annexed hereto as Exhibit C.

(d)         You shall be indemnified and secured harmless by the Parent and the Company to the extent required by statute and the Bye-Laws of the Company as amended from time to time.

5.                                       Waiver of Future Employment. You acknowledge that you forever waive any interest in, or claim to, any future employment with the Company, its parents or any of its subsidiaries, divisions or affiliates, and further agree that you will not knowingly apply for, or otherwise seek or accept employment with, any such entity at any time in the future.

6.                                       No Admission. The Company’s offer to you of this Agreement and the payments and benefits set forth herein are not intended to, and shall not be construed as, any admission of liability or wrongdoing on the part of the Company or any of the Company Releasees.

7.                                       Nondisparagement.

(a)          You agree that at all times hereafter, you shall not make, or cause to be made, any public statement, observation or opinion that (i) accuses or implies that the Company or any of the Company Releasees engaged in any wrongful, unlawful or improper conduct, whether relating to your employment with the Company (or the termination thereof), the business or operations of the Company, or otherwise; or (ii) disparages, impugns or in any way reflects adversely upon the business or reputation of the Company or any of the other Company Releasees. Nothing in this paragraph 7 shall preclude you from providing truthful testimony in response to a legal subpoena or as required by law.

(b)         The Company agrees that at all times hereafter, neither it, Parent or any of it’s Parent’s Executive Officers shall make, or cause to be made, any public statement, observation or opinion that (i) accuses or implies that you engaged in any wrongful, unlawful or improper conduct, whether relating to your employment with the Company (or the termination thereof), or otherwise; or (ii) disparages, impugns or in any way reflects adversely upon your reputation. Nothing in this paragraph 7(b) shall preclude the Company, Parent or any of their Executive Officers from providing truthful testimony in response to a legal subpoena or as required by law.

8.                                       Consultation with Attorney/Voluntary Agreement. You acknowledge that (i) the Company has advised you of your right to consult with an attorney of your choosing prior to signing this Agreement, (ii) you have carefully read and fully understand all of the provisions of this Agreement, and (iii) you are entering into this Agreement knowingly, freely and voluntarily in exchange for good and valuable consideration.

9.                                       Consideration and Revocation Period. You have twenty-one (21) days to consider this Agreement, although you may elect to sign it sooner. Once you have signed this Agreement, you shall have seven (7) days from the date you sign it to revoke your consent to the Release by delivering (by hand or overnight courier) written notice of revocation to me at the Company, at the address listed above. In the event you do not revoke your consent, the Release and this Agreement shall become effective on the eighth (8th) day after the date you have signed this Agreement (the “Effective Date”). In the event that you revoke your consent, the Release and this Agreement shall become null and void and shall not become effective.

10.                                 Assignment. This Agreement is personal to you and may not be assigned by you. This Agreement is binding on, and will inure to the benefit of, the Company and the other Company Releasees.

11.                                 No Oral Modification; No Waivers. This Agreement may not be changed orally, but may be changed only in a writing signed by you and by a duly authorized representative of the Company. The failure of you or the Company to enforce any of the terms, provisions or covenants of this Agreement will not be construed as a waiver of the same or of the right of such party to enforce the same. Waiver by you or the Company of any breach or default by the other party of any term or provision of this Agreement will not operate as a waiver of any other breach or default.

12.                                 Descriptive Headings. The paragraph headings contained herein are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

13.                                 Enforceability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible. In the event that any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder hereof will not in any way be affected or impaired thereby and any such provision or provisions will be enforced to the fullest extent permitted by law. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

14.                                 Each Party the Drafter. This Agreement, and the provisions contained in it, shall not be construed or interpreted for, or against, any party to this Agreement because that party drafted or caused that party’s legal representatives to draft any of its provisions.

15.                                 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of Bermuda, without reference to its choice of law rules. The parties hereby irrevocably consent to the jurisdiction of Bermuda and courts located in Bermuda for purposes of resolving any dispute under this Agreement and expressly waive any objections as to venue in any such courts.

16.                                 Entire Agreement. This Agreement sets forth the entire agreement and understanding between you and the Company and merges and supersedes any and all prior agreements, representations, discussions, and understandings of every kind and nature, written and oral, between you and the Company concerning the subject matter hereof, including, but not limited to, the Summary of Terms between you and the Company; provided, however, that the Employment Agreement shall not be superseded until the Termination Date (except with respect to those sections of the Employment Agreement which a remain in full force and effect). You represent that, in executing this Agreement, you have not relied upon any representation or statement made by the Company or any other Company Releasees, other than those set forth herein, with regard to the subject matter, basis or effect of this Agreement or otherwise.

If the foregoing sets forth our agreement as you understand it and consent to it, please sign the enclosed copy of this Agreement and return it to me at the Company.

Very truly yours,

AXIS SPECIALTY LIMITED

By:	/s/ John R. Charman
Name: John R. Charman
Title: Chief Executive Officer

Agreed to and Accepted:

/s/ Andrew Cook
D. Andrew Cook

Dated: